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                                                            Exhibit 23


                       [Pugh & Company P.C. Letterhead]

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
United Tennessee Bankshares, Inc.
Newport, Tennessee

We consent to incorporation by reference in the Registration Statement (No. 333-41571) on Form S-8 of United Tennessee Bankshares, Inc. of our report dated January 29, 1999, relating to the consolidated statements of financial condition of United Tennessee Bankshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-KSB of United Tennessee Bankshares, Inc. and subsidiary.


                                        /s/ Pugh & Company, P.C.
                                        Certified Public Accountants
                                        Knoxville, Tennessee
                                        March 24, 1999